Exhibit 99.1

Media Contact:
Hal Mackins
For Cortexyme, Inc.
hal@torchcomllc.com
(415) 994-0040

Cortexyme Announces $125 Million Private Placement

SOUTH SAN FRANCISCO, Calif. – February 5, 2020 – Cortexyme, Inc. (Nasdaq: CRTX), a clinical stage biopharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat Alzheimer’s and other degenerative diseases, today announced that it has entered into stock purchase agreements with a group of institutional investors and an entity affiliated with a member of the Company’s Board of Directors in connection with a private placement of its common stock. The transaction is expected to result in gross proceeds to the Company of $125 million, before deducting placement agent fees and other offering expenses. The Company plans to use the net proceeds from the private placement primarily to advance clinical development, as well as for general corporate purposes.

The Company will issue 2,500,000 shares of common stock for a purchase price of $50.00 per share, which was based upon the volume weighted average price of the Company’s common stock since January 1, 2020, and represents a 9.6% premium to the closing price of the Company’s common stock on February 5, 2020.

The closing of the private placement is subject to certain conditions and is expected to occur on Monday, February 10, 2020.

BofA Securities and Jefferies served as placement agents for the private placement.

The common stock being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock, nor shall there be any sale of the common stock in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the common stock under the resale registration statement will only be by means of a prospectus.

About Cortexyme, Inc.

Cortexyme (Nasdaq: CRTX) is a clinical stage biopharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat a key underlying cause of Alzheimer’s disease and other degenerative diseases. Cortexyme is targeting a specific, infectious pathogen found in the brain of Alzheimer’s patients and tied to neurodegeneration and neuroinflammation in animal models. The company’s lead investigational medicine, COR388, is the subject of the GAIN trial, an ongoing Phase 2/3 clinical study in patients with mild to moderate Alzheimer’s disease. More information about the trial can be found at www.GAINtrial.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding use of proceeds and the completion and timing of the closing of the private placement. Forward-looking statements are based on Cortexyme’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties related the satisfaction of customary closing conditions related to, and the completion of, the private placement and other risks and uncertainties that are described in the section titled “Risk Factors” in the final prospectus related to Cortexyme’s initial public offering filed with the Securities and Exchange Commission on May 9, 2019. Forward-looking statements contained in this press release are made as of this date, and Cortexyme undertakes no duty to update such information except as required under applicable law.

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